UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33220	33-1151291
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”) appointed Timothy C. Gokey to the position of Senior Vice President, Chief Operating Officer of Broadridge effective as of September 14, 2012. Mr. Gokey, who is 51 years old, currently serves as the Company’s Senior Vice President, Chief Development Officer, a position he has held since joining the Company in 2010. Prior to joining Broadridge, Mr. Gokey was President of the Retail Tax business at H&R Block. The Company’s current Chief Operating Officer, John Hogan, will continue to serve as the Company’s President.

On September 14, 2012, the Compensation Committee of the Company’s Board of Directors approved certain modifications to Mr. Gokey’s compensation for fiscal year 2013. The Compensation Committee increased his annual base salary by 3% to $530,500 from $515,000, effective on September 1, 2012. The Committee also increased his annual performance-based cash incentive target to 115% of base salary from 100% of base salary. In addition, Mr. Gokey’s annual long-term equity incentive compensation target for fiscal year 2013 was increased to $900,000 from $825,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2012

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Dan Sheldon
Name: Dan Sheldon
Title: Vice President, Chief Financial Officer